                                                                   EXHIBIT 10.24

[LOGO] AMTROL INC. 1400 Division Road, West Warwick, RI 02893

February 2, 2006

Joseph L. DePaula
c/o Amtrol Inc.
1400 Division Road
West Warwick, Rhode Island

Re: Indemnification and Advancement of Expenses

Dear Mr. DePaula:

      You have agreed to serve as Chief Financial Officer, Executive Vice President, Secretary and Treasurer of Amtrol Inc. (the "Company") and as an officer and director of various Company subsidiaries and have previously served as Vice President - Finance and Corporate Controller of the Company and as an officer and director on behalf of Company subsidiaries, and as an officer of the Company. In connection therewith, the Company hereby agrees to indemnify you, to the fullest extent permitted by the Rhode Island Business Corporation Act (the "BCA"), to the extent you are or are threatened to be made a party, witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative, by reason of (or arising in part out of) any event or occurrence related to the fact that you are or were a director, officer, employee, agent or fiduciary of the Company, or any of its affiliates or by reason of any action or inaction on your part while serving in such capacity (an "Action") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations in connection with and in preparation of investigating, defending, being a witness in or participating in (including on appeal) any such Action), judgments, fines and amounts paid in settlement actually and reasonably incurred by you in connection with such Action ("Expenses") if you acted in good faith and in a manner you reasonably believed, in the case of conduct in your official capacity with the Company, to be in, and in all other cases, not opposed to, the best interests of the Company and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe your conduct was unlawful; provided, however, that unless a court orders otherwise as contemplated by Section 4.1(d) of the BCA, the Company shall have no such indemnification obligation to you in connection with any Action(i) by or in the right of the Company in which you have been adjudged to be liable to the Company or (ii) charging improper personal benefit to you, whether or not involving action in your official capacity, in which you have been adjudged to be liable on the basis that personal benefit was improperly received by you. You shall promptly notify the Company of any Action; provided, however, that the failure to give such notice shall not impair your right to indemnification in respect of such Action unless, and only to the extent that, you had actual notice of such Action and the lack of prompt notice adversely affects the ability of the Company to defend against or diminish the losses arising out of such Action. Any indemnification pursuant to this letter agreement shall be made in accordance with Section 4.1(e) of the BCA.

      You shall be entitled to timely advances from the Company for payment of the Expenses incurred by you in connection with any Action subject to your compliance with Section 4.1(f) of the BCA.

      Payments of Expenses to which you are entitled pursuant to this letter agreement shall be made no later than 20 days after request for such payment has been furnished to the Company.

      This letter agreement has been duly approved by the Board of Directors of the Company . In the event of any conflict between the terms of this letter agreement and any other agreements, by-laws or certificate of incorporation, the terms of such agreements shall be interpreted so as to provide the maximum benefit to you with respect to the subject matter hereof. Nothing herein shall be interpreted as permitting payment to you of specific Expenses previously paid to you by any other entity including any insurance carrier or affiliate or former affiliate of the Company.

      This letter agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto, including, with respect to the Company, any corporation or other successor entity.

      The validity, interpretation, performance and enforcement of this letter agreement shall be governed by the laws of the State of Rhode Island.

                                   Very truly yours,

                                   AMTROL Inc.

                                   By:       /s/ James Stern
                                      -------------------------------------

Acknowledged and agreed:

  /s/ Joseph L. DePaula
---------------------------
Joseph L. DePaula